Exhibit 10.5

Consulting Commission

Agreement Holtmeyer

This Consulting Commission Agreement (the “Agreement”) is made and entered into to be effective as of 1st day of April 2020, (the “Effective Date”) between Can B Corp. a FL Corporation located at 960 S. Broadway, Suite 120, Hicksville, NY I1801 (“Company” or “CANB “) and Andrew Holtmeyer, an individual (“Consultant”) and collectively referred to as the Parties (“ Parties”) and supersedes any an all prior agreements of any kind with the Parties.

WHEREAS:

A.	The Consultant has the professional business expertise and experience to assist the Company in development of its hemp-based CBD and durable medical device sales strategy for the medical community in the Michigan and other state markets.
B.	The Consultant is offering its services as a consultant to the Company; and
C.	The Company desires to retain the Consultant as an independent consultant and to memorialize the Consultant’s work for the Company by entering into this written Agreement.
D.	The Parties agree that this Agreement reflects the entire understanding and agreements between the parties hereto.

NOW, THEREFORE, in consideration of the premises and promises, warranties and representations herein contained, it is agreed as follows:

1.	DUTIES. The Company hereby engages the Consultant and the Consultant hereby accepts engagement as a consultant. It is understood and agreed, and it is the express intention of the parties to this Agreement, that the Consultant is an independent contractor, and not an employee or agent of the Company for any purpose whatsoever. Consultant shall perform all duties and obligations as described on Exhibit A hereto and agrees to be available at such times as may be scheduled by the Company. It is understood, however, that the Consultant will maintain Consultant’s own business in addition to providing services to the Company. The Consultant agrees to promptly perform all services required of the Consultant hereunder in an efficient, professional, trustworthy and businesslike manner. A description of the Consultant’s services are attached hereto as Exhibit A and incorporated by reference herein.

2.	CONSULTING SERVICES & COMPENSATION. The Consultant will be retained as a commissionable Consultant and independent contractor for the Company. For services rendered hereunder, the Consultant shall receive:

●	A monthly commission equal to the lesser of:
●	Ten percent of the net sales price of Products sold, for all Products sold at At the Company’s listed Price List, or
●	One- third of the Net Profit generated on any sales of the Company’s products

Net Sales is defined as the profit margin remaining after paying for COGS, freight, spoilage, returns, uncollectible invoices, and samples.

Products are defined as all products sold as a direct result of Consultant’s efforts for Sale within the Can B catalogue of products, excepting all Duramed Inc. equipment.

3.	CONFIDENTIALITY. All knowledge and information of a proprietary and confidential nature relating to the Company which the Consultant obtains during the Consulting period, from the Company or the Company’s employees, agents or Consultants shall be for all purposes regarded and treated as strictly confidential for so long as such information remains proprietary and confidential and shall be held in trust by the Consultant solely for the Company’s benefit and use and shall not be directly or indirectly disclosed by the Consultant to any person without the prior written consent of the Company, which consent may be withhold by the Company in its sole discretion.

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4.	INDEPENDENT CONTRACTOR STATUS. Neither party nor its agents or employees are the representatives of the other party for any purpose and neither party has the power or authority as agent, employee or any other capacity to represent, act for, bind or otherwise create or assume any obligation on behalf of the other party for any purpose whatsoever. Nothing express and/or implied in this Agreement to the contrary shall be construed to create any exclusive relationship, principal and agent, joint venture, partnership or any other fiduciary relationship of any kind and/or nature whatsoever between the parties hereto. The Consultant is and shall hereafter remain an independent contractor in cornection with Consultant’s relationship to the Company, and nothing contained in this Agreement shall render the Consultant an agent, servant, employee, contractor, partner, joint venture and/or other fiduciary with the Company for any purpose whatsoever. Neither the parties, nor any of their respective members, officers, directors, agents, servants, and/or contractors of the parties hereto, shall be construed to be the agent, servant, contractor, fiduciary and/or other representative of the other party hereto. Furthermore the Parties hereto fully intend to act and perform as independent contractors, and the provisions hereof are not intended to create any agency, partnership, joint venture, employment relationship and/or other fiduciary relationship of any kind and/or nature whatsoever between the parties hereto other than that of independent parties contracting with each other solely to carry out the provision of this Agreement for the express purposes recited herein. Further, Consultant understands that since the Consultant is not an employee of the Company, the Company will not withhold income taxes or pay any employee taxes on its behalf, nor will it receive any fringe benefits. The Consultant shall not have any authority to assume or create any obligations, express or implied, on behalf of the Company and shall have no authority to represent the Company as agent, employee or in any other capacity that as herein provided. The Consultant does hereby indemnify and hold harmless the Company from and against any and all claims, liabilities, demands, losses or expenses incurred by the Company if (I) the Consultant fails to pay any applicable income and/or employment taxes (including interest or penalties of whatever nature), in any amount, relating to the Consultant’s rendering of consulting services to the Company, including any reasonable attorney’s fees or costs to the prevailing party to enforce this indemnity or (2) Consultant takes any action or fails to t:ake any action in accordance with the companies reasonable instructions under and/or in connection with this Agreement. The Consultant shall be responsible for obtaining any required workers’ compensation insurance coverage, if any, and agrees to indemnify, defend and hold the Company harmless of and from any and all claims arising out of any injury, disability or death of the Consultant unless due to the fault or negligence of Company.

5.	NOTHIRD-PARTY RIGHTS. The parties warrant and represent that they are authorized to enter into this Agreement and that no third parties, other than the parties hereto, have any interest in any of theservices or the Warrant contemplated hereby.

6.	ABSENCE OF WARRANTIES AND REPRESENTATION.S Each party hereto acknowledges that they have signed this Agreement without having relied upon or being induced by any agreement warranty or representation of fact or opinion of any person not expressly set forth herein. All representations and warranties of either party contained herein shall survive its signing and delivery.

7.	GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the law of the State of California.

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8.	ATTORNEY’S FEES. In the event of any controversy, claim or dispute between the parties hereto, arising out of or in any manner relating to this Agreement, including an attempt to rescind or set aside, the prevailing party in any action brought to settle such controversy, claim or dispute shall be entitled to recover reasonable attorney’s fees and costs.

9.	ARBITRATION. Any controversy between the parties regarding the construction or application of this Agreement any claim arising out of this Agreement or its breach, shall be submitted to arbitration in New York before one arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association, upon the written request of one party after service of that request on the other party. The cost of arbitration shall be borne by the losing party. The arbitrator is also authorized to award attorney’s fees to the prevailing party not to exceed $10,000.00.

11,	VALIDITY. If any paragraph, sentence, term or provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity enforceability of any other paragraph, sentence, term and provision hereof. To the extent required, any paragraph, sentence, term or provision of this Agreement may be modified by the parties hereto by written amendment to preserve its validity.

12.	ON-DISCLOSURE OF TERMS. The terms of this Agreement shall be kept confidential, and no party, representative, attorney or family member shall reveal its contents to any third party except as required by law or as necessary to comply with law or preexisting contractual commitments.

13.	ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties and cannot be altered or amended except by an amendment duly executed by all parties hereto. This Agreement shall be binding upon and inure to the benefit of the successors, assigns and personal representatives of the parties. The parties hereto hereby acknowledge that there have been and are no representations, warranties, covenants or undertakings by any party or person whatsoever other than those expressly set forth herein. Each and every party hereto hereby jointly and severally warrant(s), covenant(s), represent(s) and state(s) that, no party hereto nor any person whatsoever has/have made any representations, warranties, statements, and/or guarantees of any kind and/or nature whatsoever relating to and/or in COI111ection with any past, present and/or future/anticipated daily, weekly, monthly and/or annual gross income, net income, gross profits, net profits, gross receipts, net receip, ts valuations, expenses, referrals of patients, volume of patients, collectability, etc. regarding the subject matter of this Agreement and/or otherwise relating to any party hereto and none of any of the foregoing have been relied upon in any manner whatsoever by any party hereto. This Agreement otherwise contains all the terms, provisions, covenants and/or promises of any kind and/or nature whatsoever entered into by and between the parties hereto and/or any persons whatsoever concerning this Agreement and shall merge and supersede any and all prior and/or other tenns, agreements, provisions, covenants, and/or conditions, if any, not expressly set forth in this Agreement. Any and all other prior understandings, agreements, representations and/or warranties (express and/or implied, oral and/or written), if any, between any of the parties hereto and/or persons whatsoever concerning this Agreement are merged in, and superseded by, this Agreement and completely expresses the full agreement between the parties hereto and has been entered into only after full investigation, no party relying upon any statements, agreements, representations and/or warranties, oral and/or written, made by anyone that is not expressly set forth in this Agreement.

********Exhibit And Signature Page Follows********

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EXHIBIT A

DESCRIPTION OF COMMISSION CONSULTING SERVICES

The Consultant agrees, to the extent reasonably required in the conduct of its business with the Company, to place at the disposal of the Company, commencing the second quarter 2020 until the end of 2023 or unless terminated by either Party with 30 days written notice, its judgment and experience and to provide business development services to the Company including, but not limited, to, the following:

(i)	review the Company’s strategic plan for CBO sales
(ii)	analyze and assess alternatives for the marketing expansion program for CBD sales opportunities in various medical specialties
(iii)	provide introductions to related professionals and potential customers regarding opioid addition alternatives.
(iv)	assist the Company in presentation materials to possible customers.
(v)	introductions for additional products within the CBD and durable medical device space.

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********Signature Page for Consulting Agreement********

IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement effective as of the date first written above.

Can B Corp.

Marco Alfonsi, CEO

Andrew Holtmeyer

Consult Agr- Holtmeyer 040120

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